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                           [DYKEMA GOSSETT LETTERHEAD]


                                                                       EXHIBIT 5

                               December 13, 1999




         Perceptron, Inc.
         47827 Halyard Drive
         Plymouth, Michigan 48170

                           Re:      Directors Stock Option Plan

         Ladies and Gentlemen:

                  We have served as counsel to Perceptron, Inc., a Michigan corporation (the "Company") in connection with the preparation of the Registration Statement (Form S-8) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), providing for the sale by the Company in the manner described in the Registration Statement, of up to 150,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), under the Company's Directors Stock Option Plan.

                  We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

                  Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the 150,000 shares of Common Stock, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                                     Sincerely,

                                                     DYKEMA GOSSETT PLLC


                                                     /s/ Thomas S. Vaughn
                                                     --------------------------
                                                     Thomas S. Vaughn